Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G with respect to the Common Stock beneficially owned by each of them of Bloomin’ Brands, Inc. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 14th day of February, 2013.

J. MICHAEL CHU

By:	/s/ J. Michael Chu

SCOTT A. DAHNKE

By:	/s/ Scott A. Dahnke

CP6 MANAGEMENT, L.L.C.

By:	/s/ Scott A. Dahnke
Name:	Scott A. Dahnke
Title:	Authorized Person

CATTERTON MANAGING PARTNER VI, L.L.C.

By: CP6 Management, L.L.C., its managing member

By:	/s/ Scott A. Dahnke
Name:	Scott A. Dahnke
Title:	Authorized Person

CATTERTON PARTNERS VI - KANGAROO, L.P.

By:	Catterton Managing Partner VI, L.L.C., its general partner
By:	CP6 Management, L.L.C., its managing member

By:	/s/ Scott A. Dahnke
Name:	Scott A. Dahnke
Title:	Authorized Person

CATTERTON PARTNERS VI — KANGAROO COINVEST, L.P.

By:	Catterton Managing Partner VI, L.L.C., its general partner
By:	CP6 Management, L.L.C., its managing member

By:	/s/ Scott A. Dahnke
Name:	Scott A. Dahnke
Title:	Authorized Person